    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1999
                                                      REGISTRATION NO. 333-86809
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                        TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                            MSC.SOFTWARE CORPORATION

             (Exact name of registrant as specified in its charter)

                    DELAWARE                          95-2239450
          (State or Other Jurisdiction             (I.R.S. Employer
                       of                           Identification
         Incorporation or Organization)                  No.)


                             815 COLORADO BOULEVARD
                         LOS ANGELES, CALIFORNIA 90041
                                 (323) 258-9111

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 LOUIS A. GRECO
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                            MSC.SOFTWARE CORPORATION
                             815 COLORADO BOULEVARD
                         LOS ANGELES, CALIFORNIA 90041
                                 (323) 258-9111

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                WITH COPIES TO:

                            D. STEPHEN ANTION, ESQ.
                             O'Melveny & Myers LLP
                            1999 Avenue of the Stars
                         Los Angeles, California 90067
                                 (310) 553-6700
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   from time to time after the effective date of this registration statement, as determined by the registrant and selling holders in light of market conditions.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Registrant is filing this post-effective amendment number one for the purpose of amending Item 15, and no other portion of the registration statement is affected.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that the person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he has actually and reasonably incurred.

    Our Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Delaware law.

    In that regard, our Bylaws provide that we shall indemnify any person who is or was a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to the person under applicable law, the Bylaws or any agreement with us) reasonably incurred or suffered by the person in connection with the proceeding. The right to indemnification includes the right that we pay the expenses incurred in defending any proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the Delaware General Corporation Law so requires, the payment of the expenses incurred by a director or officer (in his or her capacity as a director or officer) in advance of the final disposition of a proceeding shall be made only upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified. We may, by action of the Board, provide indemnification to our employees and agents with the same scope and effect as the indemnification of directors and officers.

    We have in effect insurance policies covering all of our directors and officers in certain instances where by law we may not indemnify them.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 18, 1999.

                                MSC.SOFTWARE CORPORATION

                                By:              /s/ LOUIS A. GRECO
                                     -----------------------------------------
                                                   Louis A. Greco
                                       CHIEF FINANCIAL OFFICER AND SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board and   October 18, 1999
       Frank Perna, Jr.           Chief Executive Officer

      /s/ LOUIS A. GRECO        Chief Financial Officer
------------------------------    (Principal Financial and  October 18, 1999
        Louis A. Greco            Accounting Officer)

              *
------------------------------  Director                    October 18, 1999
       Larry S. Barels

              *
------------------------------  Director                    October 18, 1999
       Donald Glickman

              *
------------------------------  Director                    October 18, 1999
       William F. Grun

              *
------------------------------  Director                    October 18, 1999
      George N. Riordan

*By:     /s/ LOUIS A. GRECO
      -------------------------
           Louis A. Greco
          ATTORNEY-IN-FACT